Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned officers or directors of AMERICAN WOODMARK CORPORATION, a Virginia corporation (the “Corporation”), hereby constitute and appoint Kent B. Guichard and Jonathan H. Wolk as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and file a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended, registering securities of the Corporation which may be issued pursuant to the Corporation’s Amended and Restated 2004 Stock Incentive Plan for Employees, with power to sign and file any amendment or amendments, including post-effective amendments thereto, with all exhibits thereto and any and all other documents in connection therewith, hereby granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney this 18th day of November, 2010.

Signature	Title(s)	Date

/s/Kent B. Guichard
Kent B. Guichard	Chairman, President and Chief Executive Officer	November 18, 2010
(Principal Executive Officer)

/s/Jonathan H. Wolk
Jonathan H. Wolk	Senior Vice President and Chief Financial Officer	November 18, 2010
(Principal Financial Officer and Principal Accounting Officer)

/s/William F. Brandt, Jr.
William F. Brandt, Jr.	Director	November 18, 2010

/s/Daniel T. Hendrix
Daniel T. Hendrix	Director	November 18, 2010

/s/Carol B. Moerdyk
Carol B. Moerdyk	Director	November 18, 2010

/s/Vance W. Tang
Vance W. Tang	Director	November 18, 2010

/s/James G. Davis, Jr.
James G. Davis, Jr.	Director	November 18, 2010

/s/Martha M. Dally
Martha M. Dally	Director	November 18, 2010

/s/Kent J. Hussey
Kent J. Hussey	Director	November 18, 2010

/s/Andrew B. Cogan
Andrew B. Cogan	Director	November 18, 2010